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                                                                   EXHIBIT 10.49

            VERITAS 2001 EXECUTIVE OFFICER COMPENSATION PLAN - NAME,
                                      TITLE

The 2001 Executive Officer Annual Compensation Plan shall consist of the following components:

COMPONENT                           AMOUNT         PAID
Base Salary                             $0         Regular payroll
EPS Bonus                               $0         Annually
                                 ---------
                   TOTAL                $0

BASE SALARY

The Base Salary will be paid on a semi-monthly basis. Additionally, the base salary (and bonus paid) shall be the basis for calculating life (up to a maximum of $300,000) and disability benefits (and any other such benefits which are base salary driven) which shall be provided consistent with the standard company benefits policy.

EPS BONUS

The EPS Bonus shall be earned by achieving the earnings per share specified in the approved operating plan. Bonus shall be paid out in accordance with the following plan:

   PERFORMANCE          % OF EPS BONUS
          <90%                       0
           90%                     50%
          100%                    100%
          110%                    150%
          120%                    250%
         >120%                    250%

Any intermediate achievement between levels will earn a proportional amount (for example, earnings of 105% would earn 125% of bonus).

PAYMENTS

The CEO shall be responsible for assessing and recommending to the Compensation Committee payment for the EPS Bonus. Payment for the EPS Bonus shall be made not later than January 31, 2002.

ELIGIBILITY

In order to be eligible to receive a bonus, the individual must be employed by Veritas at the time of payment.

DISCRETION OF THE CEO AND BOARD OF DIRECTORS

Notwithstanding the above, the Company's CEO and/or board of directors, at his/its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.






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For Veritas                 Date           Mr. X, VP,                    Date